Exhibit 99.1

MODEL N ANNOUNCES FIRST QUARTER FISCAL YEAR 2022 FINANCIAL RESULTS

Total Revenue Grew 21% Year-over-Year
Subscription Revenue Grew 21% Year-over-Year

SAN MATEO, Calif. – February 8, 2022 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the first quarter fiscal year 2022 ended December 31, 2021.

“We kicked off fiscal year 2022 with very solid financial results that exceeded all of our guidance metrics. During the first quarter, we signed new logos, closed four SaaS transitions, expanded within numerous existing customers, and enjoyed strong renewals,” said Jason Blessing, president and chief executive officer of Model N. “We are executing right on plan and I’m optimistic about the opportunity ahead for Model N as we move through fiscal 2022 with positive momentum.”

Recent Highlights

•Strong Performance in Life Sciences Vertical – Model N continued to bolster its stronghold in the Life Sciences vertical, adding new customers, expanding with existing customers, and securing additional commitments for SaaS transitions. During the quarter, the Company signed a new agreement with a Japanese pharmaceutical and biotechnology company, one of the 40th largest in the world. Model N expanded relationships with Akorn Pharmaceuticals and one of the world's largest pharmaceutical companies based in Germany. Also in the quarter, four long-time Model N customers committed to SaaS transitions, including Abbott Diagnostics Division, AstraZeneca plc, ConMed Corporation and Stryker Orthopaedics.

•High Tech Vertical Gains Momentum with New and Existing Customers – In the first quarter, Model N demonstrated growing traction in the High Tech vertical with the addition of Solidigm Technology, a global provider of NAND flash technology that was recently spun out of Intel. We also expanded our relationships with Advanced Micro Devices, Diodes Incorporated, Marvell Technology, Inc. and Western Digital, among several others.

•New Product Introduction – In February 2022, Model N launched State Price Transparency Management, a new SaaS solution for pharmaceutical and biotech companies, designed to meet the fast-growing demands for state price transparency mandates.

•Continued Platform Innovation – During Q1, Model N introduced its Fall 2021 product releases which continue to drive continuous innovation and new operational efficiencies on behalf of the company’s customers. The company’s semi-annual update to its flagship product, Revenue Cloud, incorporates several upgrades and new features for life sciences companies and for high-tech manufacturers, including enhanced compliance, a new mobile experience, and upgraded analytics.
First Quarter 2022 Financial Highlights
•Revenues: Total revenues were $51.5 million, an increase of 21% from the first quarter of fiscal year 2021. Subscription revenues were $38.1 million, an increase of 21% from the first quarter of fiscal year 2021. Business Services, acquired from Deloitte, contributed $5.8 million in total revenues for the first quarter of fiscal year 2022.

•Gross Profit: Gross profit was $28.9 million, an increase of 13% from the first quarter of fiscal year 2021. Gross margin was 56% compared to 60% for the first quarter of fiscal year 2021. Non-GAAP gross profit was $31.1 million, an increase of 15% from the first quarter of fiscal year 2021. Non-GAAP gross margin was 60% compared to 63% for the first quarter of fiscal year 2021. Subscription gross margin was 63% compared to 71% for the first quarter of fiscal year 2021. Non-GAAP subscription gross margin was 68% compared to 74% for the first quarter of fiscal year 2021. Both GAAP and Non-GAAP gross margins for the first quarter of fiscal year 2022 were impacted by the revenue mix coming from the acquisition of Business Services.

•GAAP Income (Loss) and Non-GAAP Income from Operations: GAAP loss from operations was $(2.0) million compared to income from operations of $(1.3) million for the first quarter of fiscal year 2021. Non-GAAP income from operations was $7.0 million, a decrease of (5)% from the first quarter of fiscal year 2021.

•GAAP Net Loss: GAAP net loss was $(6.3) million compared to a net loss of $(5.2) million for the first quarter of fiscal year 2021. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.17) based upon weighted average shares outstanding of 36.2 million compared to net loss per share of $(0.15) for the first quarter of fiscal year 2021 based upon weighted average shares outstanding of 34.9 million.

•Non-GAAP Net Income: Non-GAAP net income was $5.4 million, an decrease of (8)% from the first quarter of fiscal year 2021. Non-GAAP net income per diluted share was $0.15 based upon diluted weighted average shares outstanding of 36.6 million compared to non-GAAP net income per diluted share of $0.16 for the first quarter of fiscal year 2021 based upon diluted weighted average shares outstanding of 36.0 million.

•Adjusted EBITDA: Adjusted EBITDA was $7.2 million, a decrease of (4)% from the first quarter of fiscal year 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of February 8, 2022, we are providing guidance for the second quarter fiscal year 2022 and issuing guidance for the full fiscal year ending September 30, 2022.

(in $ millions, except per share)	Second Quarter Fiscal 2022	Full Year Fiscal 2022
Total revenues	51.0 – 51.5	212.0 – 214.5
Subscription revenues	37.0 – 37.5	153.0 – 155.5
Non-GAAP income from operations	3.8 – 4.3	23.0 – 25.0
Non-GAAP net income per share	0.06 – 0.08	0.46 – 0.52
Adjusted EBITDA	4.0 – 4.5	24.0 – 26.0

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the first quarter fiscal year 2022 ended December 31, 2021. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on February 22, 2022, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13725724.

About Model N

Model N enables life sciences and high tech companies to drive growth and market share, minimizing revenue leakage throughout the revenue lifecycle. With deep industry expertise and solutions purpose-built for these industries, Model N delivers comprehensive visibility, insight and control over the complexities of commercial operations and compliance. Its integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s first quarter and full year fiscal 2022 financial results, Model N’s profitability, future planned enhancements to our products and benefits from our products, and expected benefits from our acquisition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; (xiii) adverse impacts on our business and financial condition due to COVID-19; and (xiv) the possibility that the expected benefits related to our acquisition may not materialize as expected and our ability to successfully integrate Deloitte’s life sciences pricing and contracting solutions business and underlying technology. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2020, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and deferred revenue adjustments as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and deferred revenue adjustments. Non-GAAP net income (loss) excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, amortization of debt discount and issuance costs, and deferred revenue adjustments. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition-related expense, deferred revenue adjustment, interest (income) expense, net, other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.
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Investor Relations Contact:

Carolyn Bass
Market Street Partners
investorrelations@modeln.com

Media Contact:

Judith Rich
Model N, Inc.
516-884-6879
jrich@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of December 31, 2021	As of September 30, 2021
Assets
Current assets
Cash and cash equivalents	$155,513	$165,467
Funds held for customers	592	316
Accounts receivable, net	49,712	43,185
Prepaid expenses	4,493	4,920
Other current assets	7,287	8,442
Total current assets	217,597	222,330
Property and equipment, net	1,925	1,907
Operating lease right-of-use assets	19,382	20,565
Goodwill	65,665	65,665
Intangible assets, net	43,386	45,394
Other assets	8,533	7,929
Total assets	$356,488	$363,790
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,565	$4,802
Customer funds payable	592	316
Accrued employee compensation	10,596	24,662
Accrued liabilities	3,640	4,719
Operating lease liabilities, current portion	4,549	4,529
Deferred revenue, current portion	58,032	57,431
Total current liabilities	79,974	96,459
Long-term liabilities
Long term debt	126,957	124,301
Operating lease liabilities, less current portion	16,116	17,229
Other long-term liabilities	3,452	2,283
Total long-term liabilities	146,525	143,813
Total liabilities	226,499	240,272
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	393,278	380,528
Accumulated other comprehensive loss	(1,218)	(1,205)
Accumulated deficit	(262,076)	(255,810)
Total stockholders’ equity	129,989	123,518
Total liabilities and stockholders’ equity	$356,488	$363,790

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2021	2020
Revenues
Subscription	$38,088	$31,435
Professional services	13,454	11,299
Total revenues	51,542	42,734
Cost of revenues
Subscription	13,916	8,992
Professional services	8,735	8,124
Total cost of revenues	22,651	17,116
Gross profit	28,891	25,618
Operating expenses
Research and development	11,427	8,697
Sales and marketing	11,039	9,456
General and administrative	8,439	8,787
Total operating expenses	30,905	26,940
Income (loss) from operations	(2,014)	(1,322)
Interest expense, net	3,778	3,462
Other expenses (income), net	100	130
Loss before income taxes	(5,892)	(4,914)
Provision for (benefit from) income taxes	374	239
Net loss	$(6,266)	$(5,153)
Net loss per share:
Basic and diluted	$(0.17)	$(0.15)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	36,223	34,936

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(6,266)	$(5,153)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,240	1,320
Stock-based compensation	6,986	5,128
Amortization of debt discount and issuance costs	2,655	2,357
Deferred income taxes	158	60
Amortization of capitalized contract acquisition costs	982	651
Other non-cash charges	40	—
Changes in assets and liabilities, net of acquisition
Accounts receivable	(6,499)	(233)
Prepaid expenses and other assets	1,202	(602)
Accounts payable	(2,229)	(422)
Accrued employee compensation	(8,367)	(5,563)
Other current and long-term liabilities	(1,542)	(878)
Deferred revenue	955	3,114
Net cash provided by operating activities	(9,685)	(221)
Cash Flows from Investing Activities
Purchases of property and equipment	(325)	(336)
Acquisition of business	—	(56,444)
Net cash used in investing activities	(325)	(56,780)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of employee stock purchase plan	72	26
Net changes in customer funds payable	276	—
Net cash provided by financing activities	348	26
Effect of exchange rate changes on cash and cash equivalents	(16)	1
Net increase (decrease) in cash and cash equivalents	(9,678)	(56,974)
Cash and cash equivalents
Beginning of period	165,783	200,491
End of period	$156,105	$143,517

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2021	2020
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(6,266)	$(5,153)
Reversal of non-GAAP items
Stock-based compensation expense	6,986	5,128
Depreciation and amortization	2,240	1,320
Acquisition-related expense	—	2,362
Interest expense, net	3,778	3,462
Other expenses (income), net	100	130
Provision for (benefit from) income taxes	374	239
Adjusted EBITDA	$7,212	$7,488

	Three Months Ended September 30,
	2021	2020
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$28,891	$25,618
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,479	1,177
Amortization of intangible assets (b)	709	282
Non-GAAP gross profit	$31,079	$27,077
Percentage of revenue	60.3%	63.4%

	Three Months Ended September 30,
	2021	2020
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$24,172	$22,443
Reversal of non-GAAP expenses
Stock-based compensation (a)	858	523
Amortization of intangible assets (b)	709	282
Non-GAAP subscription gross profit	$25,739	$23,248
Percentage of subscription revenue	67.6%	74.0%

	Three Months Ended September 30,
	2021	2020
Reconciliation from GAAP professional services gross profit to non-GAAP professional services gross profit
GAAP professional services gross profit	$4,719	$3,175
Reversal of non-GAAP expenses
Stock-based compensation (a)	621	654
Non-GAAP professional services gross profit	$5,340	$3,829
Percentage of professional services revenue	39.7%	33.9%

	Three Months Ended September 30,
	2021	2020
Reconciliation from GAAP operating income (loss) to non-GAAP operating income
GAAP operating income (loss)	$(2,014)	$(1,322)
Reversal of non-GAAP expenses
Stock-based compensation (a)	6,986	5,128
Amortization of intangible assets (b)	2,008	1,172
Acquisition-related expense (c)	—	2,362
Non-GAAP operating income	$6,980	$7,340

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(6,266)	$(5,153)
Reversal of non-GAAP expenses
Stock-based compensation (a)	6,986	5,128
Amortization of intangible assets (b)	2,008	1,172
Acquisition-related expense (c)	—	2,362
Amortization of debt discount and issuance costs (d)	2,655	2,357
Non-GAAP net income	$5,383	$5,866

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	36,223	34,936
Diluted	36,223	34,936
Shares used in computing non-GAAP net income per share
Basic	36,223	34,936
Diluted	36,578	36,010
GAAP net loss per share
Basic and diluted	$(0.17)	$(0.15)
Non-GAAP net income per share
Basic	$0.15	$0.17
Diluted	$0.15	$0.16

	Three Months Ended September 30,
	2021	2020
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$709	$282
Professional services	—	—
Total amortization of intangibles assets in cost of revenue (b)	709	282
Operating expenses
Research and development	—	—
Sales and marketing	1,299	890
General and administrative	—	—
Total amortization of intangibles assets in operating expense (b)	1,299	890
Total amortization of intangibles assets (b)	$2,008	$1,172

	Three Months Ended September 30,
	2021	2020
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$858	$523
Professional services	621	654
Total stock-based compensation in cost of revenue (a)	1,479	1,177
Operating expenses
Research and development	1,281	1,131
Sales and marketing	1,620	1,553
General and administrative	2,606	1,267
Total stock-based compensation in operating expense (a)	5,507	3,951
Total stock-based compensation (a)	$6,986	$5,128

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income (loss), net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Acquisition-related expense. Acquisition-related expense is incurred in connection with the acquisition and is non-recurring. As such, we believe that exclusion of these acquisition-related expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.